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                                                                EXHIBIT 99(A)(3)

                         NOTICE OF GUARANTEED DELIVERY

                                      For

                       Tender of Shares of Common Stock

                                      of

                            Optek Technology, Inc.

                                      to

                             DKM Acquisition Corp.

                         a wholly owned subsidiary of

                      The Dyson-Kissner-Moran Corporation

                   (Not to Be Used for Signature Guarantees)

  This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates representing shares of Common Stock, par value $0.01 per share (the "Shares"), of Optek Technology, Inc., a Delaware corporation, are not immediately available, if the procedure for book-entry transfer cannot be completed prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase), or if time will not permit all required documents to reach the Depositary prior to the Expiration Date. Such form may be delivered by hand, transmitted by facsimile transmission or mailed to the Depositary. See Section 3 of the Offer to Purchase.

                       The Depositary for the Offer is:

                             THE BANK OF NEW YORK

        By Mail:          By Facsimile Transmission:   By Hand or Overnight
                                                             Courier:



    Tender & Exchange           (212) 815-6213
       Department      (for Eligible Institutions Only)  Tender & Exchange
     P.O. Box 11248                                         Department
  Church Street Station                                 101 Barclay Street
   New York, New York                                   Receive and Deliver
       10286-1248                                             Window
                                                     New York, New York 10286

                          For Confirmation Telephone:

                                (800) 507-9357

  Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of instructions via facsimile transmission other than as set forth above will not constitute a valid delivery.

  This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.
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Ladies and Gentlemen:

  The undersigned hereby tenders to DKM Acquisition Corp., a Delaware corporation ("Purchaser") and a wholly owned subsidiary of The Dyson-Kissner-Moran Corporation, a Delaware corporation, upon the terms and subject to the conditions set forth in Purchaser's Offer to Purchase dated May 18, 1999 and the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares set forth below of common stock, par value $0.01 per share (the "Shares"), of Optek Technology, Inc., a Delaware corporation, pursuant to the guaranteed delivery procedures set forth in
Section 3 of the Offer to Purchase.


 Number of Shares: ________________        Name(s) of Record Holder(s):


 Certificate Nos. (if available):          __________________________________
                                           __________________________________
 __________________________________                   Please Print
 __________________________________
                                           Address(es): _____________________

 Check box if Shares will be ten-
 dered by book-entry transfer:             __________________________________
                                           __________________________________

 Account Number: __________________                                  Zip Code


 Dated: _____________________, 1999        Area Code and Tel. No.:
                                           __________________________________
                                           __________________________________

                                           Signature(s): ____________________
                                           __________________________________



                                  GUARANTEE
                  (Not to Be Used for Signature Guarantees)
   The undersigned, a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program, guarantees to deliver to the Depositary either certificates representing the Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's accounts at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or an Agent's Message, and any other documents required by the Letter of Transmittal, within three trading days (as described in the Offer to Purchase) after the date hereof.
   The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

 Name of Firm: ______________________    ____________________________________
                                                 Authorized Signature

 Address: ___________________________    Name: ______________________________
                                                     Please Print

 ____________________________________    Title: _____________________________
                             Zip Code

 Area Code and Tel. No.: ____________    Dated: _______________________, 1999

 NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES
       SHOULD BE SENT ONLY WITH YOUR LETTER OF TRANSMITTAL.